UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Avangrid, Inc.

(Name of Registrant as Specified In Its Charter)

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The following is a presentation by Avangrid, Inc. to its shareholders in connection with the proposed going private transaction.

Avangrid Going Private Transaction September 2024

Content 01 Executive Summary 02 Business Overview 03 Transaction Overview & Strategic Rationale 04 Transaction Benefits 05 Process

01 Executive Summary

Executive Summary On May 17, 2024, Avangrid, Inc. ("AGR") entered into an agreement and plan of merger with Iberdrola, S.A. ("IBE") and Arizona Merger Sub, Inc., pursuant to which IBE will acquire the remaining 18.4% of the outstanding AGR common shares it does not already own (the “proposed transaction”)(1) The Unaffiliated Committee, comprised solely of independent and disinterested directors, working with nationally recognized independent advisors, extensively evaluated the merits of the proposed transaction and negotiated to successfully raise the offer price from $34.25 per share with no continuing dividends to $35.75 per share plus the continued payment of regular quarterly dividends through closing Merger consideration of $35.75 per share plus the continued payment of regular quarterly dividends through closing represents an attractive premium of 11.4% over AGR’s last day of trading prior to the public announcement of IBE’s initial proposal(2) and a 15.2% premium over its then 30-day weighted average share price of AGR common stock prior to such announcement date(3) The proposed transaction provides immediate liquidity to AGR shareholders at a premium that may not otherwise be available and avoids the need for near-term actions beginning in 2025 such as equity issuances that are dilutive to current shareholders, dividend reductions or eliminations*, and/or adjustments to financing AGR’s short-term capital needs through capital rotations or partnerships (provided that adjustments to financing AGR’s capital needs through capital investment reductions may not be immediately accessible due to pre-existing mandatory short and near-term investment commitments) AGR will also continue to accrue and pay out dividends until the proposed transaction closes, including a pro-rated dividend for any partial quarter prior to the closing Shareholder meeting scheduled for September 26, 2024 Required approvals: (1) FERC, Maine and New York regulatory approvals and (2) the affirmative vote of: (i) the holders of a majority of AGR shares, (ii) the holders of a majority of AGR shares excluding IBE and its subsidiaries, and (iii) a majority of the shares held by the unaffiliated holders (i.e., the approval of a majority of the minority). FERC approval received August 29, 2024 Represents all shares not owned by IBE or any of its subsidiaries or AGR or any of its subsidiaries $32.08 per share as of March 6, 2024 $31.03 per share * Any determination by the AGR Board regarding future quarterly cash dividends, will be based on AGR’s financial position, earnings and earnings outlook, capital expenditure plans, potential acquisition opportunities, and other relevant factors at the time

02 Business Overview

AGR is at an inflection point Macroeconomic backdrop has changed considerably since AGR was created via the 2015 acquisition of UIL Holdings Corporation (“UIL”) by IBE Higher interest rates have impacted asset valuations and ability to access capital on favorable terms Inflation impacts persist for utility and renewables companies Increasing capital expenditures required to support energy transition, electrification and gas pipe replacement AGR’s long-term plan has identified over $32 billion of organic capital investment with required regulatory investments and other investments through 2030 A substantial portion of the near and mid-term capital investments are mandated via regulatory orders and therefore cannot be altered Near-term Operational Challenges

Capital Investment Necessitates Substantial Funding

Over $32B[(1)] of Organic Capital Investment with Required Regulated Investments Plus Other Investments Through 2030

$B	
NY Rate Case*	$9.5
Maine Rate Case*	$2.6
CT Rate Case*	$3.0
NY CLCPA II	$2.2
NECEC	$0.8
Onshore Wind & Solar	$6.1
Onshore Repowering	$4.7
Offshore Wind	$2.1
Other**	$1.4

Funded by

Cash from Operations

+

CAPITAL RAISING

Near-term (beginning in 2025):

- Equity issuances (dilutive to current shareholders)
- Dividend reductions or eliminations[(2)] and/or
- Capital rotations or partnerships

Long-term:

- Capital investment reductions

OR

GOING PRIVATE

AGR going private transaction and becoming a wholly owned subsidiary of IBE

(1) Inclusive of $9B in regulated capex investments in '23

(2) Any determination by the AGR Board regarding future quarterly cash dividends, will be based on AGR's financial position, earnings and earnings outlook, capital expenditure plans, potential acquisition opportunities, and other relevant factors at the time

** Inclusive of current & subsequent rate plans*

*** Networks & Renewables combined*

7

Alternatives to the Transaction Business Quandary If the proposed transaction is rejected, the Board, in exercising its fiduciary duties, would need to reconsider both its business strategy and its capital allocation and budgeting plans, recognizing a significant portion of capital investments are mandatory under regulatory jurisdiction Financial Options Near-term (beginning in 2025): equity issuances that are dilutive to current shareholders, dividend reductions or eliminations*, and/or adjustments to financing AGR’s short-term capital needs through capital rotations or partnerships Long-term: adjustments to AGR’s long-term capital needs through capital investment reductions * Any determination by the AGR Board regarding future quarterly cash dividends, will be based on AGR’s financial position, earnings and earnings outlook, capital expenditure plans, potential acquisition opportunities, and other relevant factors at the time

03 Transaction Overview & Strategic Rationale

Transaction Terms Merger Consideration Premium Required Approvals Proposed Timing $35.75 per share in cash* Premium of 11.4% to AGR’s unaffected share price(1) & a premium of 15.2% over its then 30-day weighted average share price(2) Regulatory approvals: FERC (received 8/29), Maine Public Utilities Commission & NY Public Service Commission Approval of the AGR shareholders Close by the 4Q ‘24 * Other than shares owned by IBE or any of its subsidiaries or AGR or any of its subsidiaries $32.08 per share as of March 6, 2024 $31.03 per share  Dividend Regular quarterly cash dividend not to exceed $0.440 per share through the closing of the merger

Strategic Rationale Provides existing shareholders immediate liquidity and certainty  De-risking AGR shareholders from market volatility driven by macroeconomic conditions and other sector challenges without incurring transaction costs typically associated with market sales Merger consideration of $35.75 per share plus the continued payment of regular quarterly dividends through closing, which represents a premium over current historical market prices An 11.4% premium over AGR’s last day of trading prior to the public announcement of IBE’s initial proposal(1) and a 15.2% premium over its then 30-day weighted average share price of AGR common stock prior to such announcement date(2) Negotiated outcome after initial offer price of $34.25 per share with no continuing dividends Represents what the Unaffiliated Committee believed was the highest price IBE would be willing to pay Unaffiliated Committee believes there are two paths forward for AGR: going private merger with IBE or remain a public company IBE has indicated that it is unwilling to sell its 81.6% stake in AGR As a standalone public company, AGR faces near-term challenges to its balance sheet that threaten its cash flow and credit rating in the absence of actions beginning in 2025 such as equity issuances that are dilutive to current shareholders, as well as dividend reductions or eliminations*, and/or adjustments to financing AGR’s short-term capital needs through capital rotations or partnerships A substantial portion of AGR’s $32 billion in forecasted capital investments through 2030 are mandated via regulatory orders and therefore cannot be altered $32.08 per share as of March 6, 2024 $31.03 per share  * Any determination by the AGR Board regarding future quarterly cash dividends, will be based on AGR’s financial position, earnings and earnings outlook, capital expenditure plans, potential acquisition opportunities, and other relevant factors at the time

Transaction Approvals Status Approvals BOARD OF DIRECTORS AGR Board of Directors’ approval upon Unaffiliated Committee recommendation Approved May 17, 2024 SHAREHOLDERS AGR’s Shareholder approval Meeting on September 26, 2024 REGULATORY Federal Energy Regulatory Commission Petition submitted June 3, 2024 Approved August 29, 2024 NY Public Service Commission Petition submitted May 31, 2024 Maine Public Utilities Commission Petition submitted May 31, 2024

Effects of the Completed Transaction IF THE TRANSACTION IS COMPLETED… AGR will no longer be a publicly listed company AGR will be delisted from the New York Stock Exchange AGR’s shareholders will receive $35.75 in cash per share* …AGR expects to continue paying regular quarterly cash dividends not to exceed $0.440 per share through the closing of the transaction * Plus the continued payment of regular quarterly dividends through closing for Unaffiliated shareholders only.

04 Transaction Benefits

Valuation Overview The Unaffiliated Committee negotiated an increase from the original $34.25 per share, with no continuing dividends, to $35.75 per share, plus the continued payment of regular quarterly dividends through closing, which represents the highest per share merger consideration the Unaffiliated Committee reasonably believed it could obtain for AGR shareholders The $35.75 per share proposal represents an 11.4% premium over AGR’s last day of trading prior to the public announcement of IBE’s initial proposal(1) The $35.75 per share proposal represents a 15.2% premium over the 30-day volume-weighted average price of AGR common shares prior to such announcement(2) Moelis & Company LLC (“Moelis”), the Unaffiliated Committee’s independent financial advisor, delivered its opinion to the Unaffiliated Committee that the proposed $35.75 per share is fair, from a financial point of view, to the AGR shareholder Moelis’ opinion considered, among other things, the historically higher cost of capital and other financial and market data as of the date of the opinion Moelis’ opinion is subject to assumptions and qualifications as more fully described in the proxy under the caption “Opinion of Financial Advisor to the Unaffiliated Committee” and the Moelis Presentation filed as an exhibit to the proxy As of March 6, 2024 of $32.08 per share $31.03 per share

Three out of eight major research analysts had a ‘Sell’ rating on AGR prior to IBE’s proposal Median pre-offer announcement price target of $34.00 Per share merger consideration exceeded all but one of the sell-side price targets Per share merger consideration: $35.75 Research Analyst Ratings & Price Targets Source: Wall Street Research, S&P Capital IQ Represents data of report prior to, or immediately following announcement of offer Unaffected price represents the AGR closing share price on 03/06/2024, the last trading day prior to the public announcement of IBE’s initial proposal Unaffected price2: $32.08

Additional Factors Supporting Transaction The Unaffiliated Committee’s review of the strategic alternatives available to AGR, including seeking to continue to execute on its existing business plan, and seeking a sale to, or merger with, another buyer, all of which had significant risks and uncertainties or were not reasonably available; Information with respect to AGR’s business, operations, financial condition, earnings and prospects and long-range plans, including its long-term renewable energy projects, and the costs relating to the achievement or execution by AGR of those plans and projects and the risk of failing to achieve or execute on those plans and projects, in each case, in the event AGR were to remain a publicly traded company; The costs, risks and uncertainties relating to repairing, maintaining or upgrading AGR's utility assets in the event AGR were to remain a publicly traded company, as compared to the expected benefit from improved access to capital and a more efficient cost of capital as a wholly-owned subsidiary of IBE;  Pressure on AGR’s balance sheet would necessitate, beginning in 2025, equity issuances, which are challenging to do efficiently in the current market environment due to stock price valuations and which would ultimately be dilutive to existing shareholders, as well as dividend reductions or eliminations*, and/or adjustments to financing AGR’s short-term capital needs through capital rotations or partnerships Industry, economic and market conditions and trends, the impact on AGR of macro-economic developments and other risks and uncertainties discussed in AGR’s public filings with the SEC; and Current financial market conditions, and historical market prices and volatility and trading information with respect to the AGR common shares, as well as the general risks of market conditions that could reduce the trading price of AGR common shares * Any determination by the AGR Board regarding future quarterly cash dividends, will be based on AGR’s financial position, earnings and earnings outlook, capital expenditure plans, potential acquisition opportunities, and other relevant factors at the time.

05 Process

Background and Key Process Highlights IBE has been the majority shareholder of AGR since 2008 IBE took AGR public in 2015 as part of the acquisition of UIL Immediately following the 2015 transaction, IBE owned approximately 81.5% of the outstanding shares of AGR common stock In connection with the 2015 transaction, AGR entered into a shareholder agreement with IBE, which sets forth certain governance arrangements including the establishment of the Unaffiliated Committee responsible for reviewing and approving all transactions entered into between AGR, on the one hand, and IBE, or its affiliates, on the other hand, and ensuring that such transactions are entered into on an arms’ length basis Following receipt of the initial offer in March of 2024, the AGR Board delegated to the Unaffiliated Committee the exclusive authority to, among other things, examine, evaluate and negotiate the terms and conditions of a potential transaction with IBE including the proposed transaction, and any other strategic alternatives that may be available to AGR The Unaffiliated Committee was fully empowered to say "no" definitively to any transaction  The AGR Board resolved that it would not approve or authorize a potential transaction involving AGR and IBE without the prior favorable recommendation of the Unaffiliated Committee

Robust Unaffiliated Committee Process The Unaffiliated Committee is comprised solely of independent and unaffiliated directors  At the outset of negotiating the proposed transaction, each member of the Unaffiliated Committee confirmed that they are unaffiliated with, and independent from, IBE, and disinterested with respect to a potential transaction involving IBE The Unaffiliated Committee negotiated to successfully raise the offer price from $34.25 per share with no continuing dividends to $35.75 per share plus the continued payment of regular quarterly dividends through to closing The Unaffiliated Committee had nationally recognized independent advisors The committee interviewed law firms to serve as independent counsel to the committee and after considering the independence, expertise, qualifications, relevant experience and any relationships with IBE, selected Paul, Weiss, Rifkind, Wharton & Garrison LLP, a nationally recognized law firm The committee interviewed investment banks to serve as independent financial advisor to the committee and after considering the expertise, qualifications, relevant experience and any relationships with IBE, selected Moelis, a nationally recognized investment bank The Unaffiliated Committee met formally 17 times between the initial proposal and announcement that an agreement had been reached with IBE to discuss and evaluate the proposed transaction and potential alternatives Other members of the AGR Board did not participate in the evaluation, negotiation or deliberation of the terms and conditions of a potential transaction with IBE

Robust Unaffiliated Committee Process (cont'd) Consummation of the proposed transaction is conditioned upon the receipt of an affirmative vote of the majority of the minority shareholders Moelis delivered its opinion to the Unaffiliated Committee that the proposed $35.75 per share is fair, from a financial point of view, to the AGR shareholders Moelis’ opinion considered, among other things, the historically higher cost of capital and other financial and market data as of the date of the opinion Moelis’ opinion is subject to assumptions and qualifications as more fully described in the proxy under the caption “Opinion of Financial Advisor to the Unaffiliated Committee” and the Moelis Presentation filed as an exhibit to the proxy

Experienced/Independent Unaffiliated Committee Members & Advisors Patricia Jacobs, 60, served as the President of AT&T’s Northern Region. Ms. Jacobs previously served as President of AT&T New England from January 2012 to March 2020. Ms. Jacobs held numerous leadership positions at AT&T including Regional Vice President for International Affairs and Regional Vice President for Federal Affairs. Prior to joining AT&T, Ms. Jacobs served as an aide to Congressman Edward J. Markey (D-MA) and as a member of the staff of the Massachusetts Senate’s Commerce and Labor Committee. Ms. Jacobs brings to the Board executive leadership experience, including her service as an executive at a global telecommunications business, along with strategic decision-making, risk management, regulatory and public policy expertise. Selected directorships and memberships: Chair of the Board of Directors & Chair of Human/Resources Compensation Committee, Massachusetts Port Authority, Independent Director and member of the Governance and Nominating Committee and Compensation, Committee, ATN International, Boards of Directors, John F. Kennedy Library Foundation Board of Trustees, Boys & Girls Clubs of Boston Board of Directors, Greater Boston Chamber Vice Chair, New England Council Robert Duffy, 69, has served as President and Chief Executive Officer of the Greater Rochester Chamber of Commerce since January 1, 2015. Mr. Duffy served as Lieutenant Governor in NY in Governor Andrew Cuomo’s administration from January 2011 to December 2014. Mr. Duffy previously served as Rochester mayor from January 2006 to January 2011 and as Rochester police chief from March 1998 to April 2005.  Among other qualifications, Mr. Duffy brings to the Board senior leadership experience, including his service as the Lieutenant Governor of NY, along with extensive experience in government relations, economic development, public policy, and risk management. Selected directorships and memberships: Board of Trustees, State University of NY, Board of Directors, Business Council of NY State, Board of Directors, Center for Governmental Research, Chair, Erie County Stadium Corporation John Baldacci, 70, served as Senior Advisor for Economic Development & Government Relations at Pierce Atwood LLP from 2012 until May 2021. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as Director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, and U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003. Among other qualifications, Mr. Baldacci brings senior leadership experience to the Board, including his service as the Governor of the State of Maine, along with extensive experience in economic development and government relations. Selected directorships and memberships: Board of Directors, Jobs for America’s Graduates

Important Information For Shareholders Additional Information and Where to Find It In connection with the proposed transaction, Avangrid, Inc. (“Avangrid”) has filed with the Securities and Exchange Commission (“SEC”) and has furnished to shareholders a proxy statement (the “Proxy Statement”) and Avangrid and Iberdrola, S.A. (“Parent”) have jointly filed a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). Avangrid or Parent may also file other documents with the SEC regarding the proposed transaction. INVESTORS AND SHAREHOLDERS OF AVANGRID ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Avangrid’s investors and shareholders may obtain free copy of the Proxy Statement and other documents free of charge on Avangrid’s website at www.avangrid.com. In addition, Avangrid’s investors and shareholders may obtain free copy of the Proxy Statement, the Schedule 13E-3 and other documents, once such documents are filed with the SEC (when available) from the SEC’s website at www.sec.gov. Participants in the Solicitation Avangrid and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Avangrid shareholders in connection with the proposed transaction under SEC rules. Investors and shareholders may obtain more detailed information regarding the names, affiliations and interests of Avangrid’s executive officers and directors in the solicitation by reading the Proxy Statement, Schedule 13E-3, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as amended by the Form 10-K/A filed on April 26, 2024, and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Proxy Statement, such information has been or will be reflected on Avangrid’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. Information concerning the interests of Avangrid’s participants in the solicitation, which may, in some cases, be different than those of the Avangrid’s shareholders generally, are set forth in the Proxy Statement.

Important Information For Shareholders Use of Non-U.S. GAAP Financial Measures To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted EBITDA as financial measures that are not prepared in accordance with U.S. GAAP, which are reconciled to their closest GAAP financial measure in the Appendix. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance. We define adjusted net income as net income adjusted to exclude mark-to-market earnings from changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity and costs incurred in connection with the COVID-19 pandemic. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We define adjusted EBITDA as adjusted net income adjusted to fully exclude the effects of net (loss) income attributable to noncontrolling interests, income tax expense (benefit), depreciation and amortization, interest expense, net of capitalization, other (income) expense and (earnings) losses from equity method investments. The most directly comparable U.S. GAAP measure to adjusted EBITDA is net income. The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with GAAP.

Important Information For Shareholders Forward-Looking Statements   Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements generally include statements regarding the potential transaction between Avangrid and Parent, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction, the expected benefits of the potential transaction, projected financial information, future opportunities, and any other statements regarding Avangrid’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current reasonable beliefs, expectations and assumptions. Avangrid’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see Avangrid’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q filings and the information filed on Avangrid’s Forms 8-K with the SEC as well as its subsequent SEC filings, and the risks and uncertainties related to the proposed transaction with Parent, including, but not limited to: the expected timing and likelihood of completion of the proposed transaction, including the timing, receipt and terms and conditions of any required shareholder, governmental and regulatory approvals of the proposed transaction that could reduce the anticipated benefits of, or cause the parties to abandon, the transaction, risks that an event, change or other circumstance could give rise to the termination of the Merger Agreement, risks that competing offers or acquisition proposals for Avangrid could be made, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Avangrid to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, and litigation or administrative proceedings that may arise in connection with the proposed transaction. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. Avangrid does not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in Avangrid’s reports filed with the SEC and we encourage you to consult such disclosures.

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